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                                                                    EXHIBIT 10.1

                                                               EXECUTION VERSION



                    AGREEMENT REGARDING OWNERSHIP INTERESTS


     This Agreement Regarding Ownership Interests (the "Agreement") is made as of the 29th day of April, 1996, by and among LIBERTY MEDIA CORPORATION, a Delaware corporation ("Liberty"), NEWS AMERICA HOLDINGS INCORPORATED, a Delaware corporation ("News America"), FOX REGIONAL SPORTS HOLDINGS, INC., a Delaware corporation ("Fox"), LMC NEWCO U.S., INC., a Delaware corporation ("LMC Newco"), and LIBERTY/FOX SPORTS FINANCING LLC, a Delaware limited liability company ("Financing LLC").

     In consideration of their mutual promises and obligations, and with the intent of being legally bound, the parties agree as follows:

ARTICLE I:  DEFINITIONS

1.1. DEFINITIONS.  The following terms, when used in this Agreement, have the
     ------------
meanings set forth below. Capitalized terms that are used but not defined in this Agreement will have the meanings given to them in the Company Operating Agreement (as defined below).

Change of Control:            (a) with respect to the LMC Member, the
                              acquisition by any Person listed on Schedule 1 (a
                              "Restricted Person") of Control of the LMC Member;
                              and (b) with respect to the Fox Member and the News America Member, the acquisition by any Restricted Person of Control of the Fox Member or the News America Member. Notwithstanding the foregoing, a Change of Control will not be deemed to have occurred: (i) in the case of the LMC
                              Member, if Control of the LMC Member is acquired by a Restricted Person through the acquisition of Control of TCI; and (ii) in the case of the Fox
                              Member and the News America Member, if Control of the Fox Member and the News America Member is acquired by a Restricted Person through the acquisition of Control of News.

Company: Liberty/Fox U.S. Sports LLC, a Delaware limited liability company.

Company Operating Agreement:  the Operating Agreement dated as of the date hereof, among LMC Newco U.S., Inc., Fox Regional Sports
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                              Holdings, Inc., and Liberty/Fox Sports
                              Financing LLC.

Controlled Affiliate:         with respect to any Person, an Affiliate of such
                              Person which such Person Controls. For purposes of this Agreement, neither the Company nor any Business Company will be considered an Affiliate of any of News America, Fox, Liberty, LMC Newco, the Fox Member, or the Liberty Member.

Current Market Price:         per share of capital stock on any date specified
                              will be the average of the daily market prices of such stock for 30 consecutive Business Days commencing 45 Business Days before such date if there is then a public market for such stock, and if there is no public market for such stock, the Appraised Value (as defined below). The daily market price of capital stock on any Business Day will be (a) the last sale price on such day on the principal stock exchange on which such capital stock is then listed or admitted to trading
                              (including the NASDAQ National Market System if such capital stock is admitted to trading thereon), (b) if no sale takes place on such date on any exchange on which such stock is listed or admitted to trading, the average of the reported closing bid and asked prices on such day as officially noted on any exchange, or (c) if such capital stock is not then listed or admitted to trading on any exchange, the average of the reported closing bid and asked prices on such day in the over-the-counter market, as furnished by National Quotation Bureau, Inc. (or if such corporation is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Initiating Member). "Appraised Value" per share of capital stock on any date specified will be the Fair Market Value of such capital stock, computed as the total Fair Market Value of all shares of such capital stock divided by the number of shares of such capital stock outstanding as of the last day of the calendar month ending immediately prior to such date, as

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                              determined by an appraisal conducted pursuant to
                              Article 15 of the Company Operating Agreement.

Deadlock:                     a Deadlock will be deemed to occur on the first
                              day of the second Fiscal Year in any period of two consecutive Fiscal Years in which the Member
                              Groups have failed to approve, in accordance with the terms of the Company Operating Agreement, an annual budget for the Company or any Divisional
                              Company or have failed to appoint a chief executive officer of the Company for such period.

Divisional Assets:            as to any Divisional Company, the assets and
                              related liabilities held by the Company, another
                              Business Company, or the selling Member Group
                              (including any Interest in any Business Company owned directly by any member of the selling Member
                              Group) exclusively for the benefit of, or for use exclusively in connection with the business of, such Divisional Company or any Business Company in which such Divisional Company owns an Interest.

Financing Operating           the Operating Agreement dated of even date
Agreement:                    herewith between LMC Newco U.S., Inc. and News
                              America Holdings Incorporated.

Fox Group:                    Fox, News America, and any of their respective
                              Affiliates that holds an Interest from time to time.

Fox Member:                   Fox or any successor to or Transferee of an
                              Interest in the Company held by Fox pursuant to
                              Section 2.1(a).

Interest:                     an ownership interest or partnership interest, as
                              the case may be, in any of the Company, the Financing LLC, the fX LLC, or the Sports LLC, and those ownership interests and partnership interests that (i) are specified on Schedule 2 or
                              (ii) are ownership interests or partnership interests in Business Companies created in the future and held by the Sports LLC, the fX LLC, or Affiliates of Fox or Liberty.

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Liberty Debt:                 indebtedness of the Financing LLC to Liberty
                              Sports, Inc. in the principal amount of $243.6 million pursuant to an Assumption Agreement dated as of April 29, 1996.

Liberty Group:                LMC Newco and any Affiliate of LMC Newco that
                              holds an Interest from time to time.

Liberty Member:               LMC Newco or any successor to or Transferee of an
                              Upper Tier Interest held by LMC Newco pursuant to
                              Section 2.1(a).

Liberty Note:                 a promissory note in the principal amount of
                              $243.6 million dated April 29, 1996 made by LMC
                              Finco, Inc. to the Financing LLC.

LMC Group:                    Liberty and its Controlled Affiliates.

Marketable Securities:        securities of a corporation which are listed on a
                              national securities exchange in the United States of America or are authorized for inclusion in the National Association of Securities Dealers
                              Automated Quotation System, or National Market
                              System, or are listed on the principal national securities exchange of a country other than the United States, and which, for the six calendar months preceding any date of determination, had an average daily trading volume of $200,000.
                              Securities will not be deemed to be Marketable
                              Securities if the number of shares or other units described in an Offer Notice exceeds 5% of the average number of shares or other units of the same class outstanding during the previous six calendar months.

Member Group:                 either of the Fox Group or the Liberty Group, as
                              the context requires.

Net Equity Investment:        with respect to a Divisional Company, the
                              aggregate Additional Contributions made directly to the Divisional Company by a Member Group net of any distributions made by such Divisional
                              Company to such Member Group in respect of the Interests issued

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                              to that Member Group on account of such Additional
                              Contributions.

News: The News Corporation Limited, a South Australia corporation.

News America Member:          News America or any successor to or Transferee of
                              an Interest in Financing LLC held by News America pursuant to Section 2.1(a).

News Group:                   News and its Affiliates.

Residual Value:               with respect to a Divisional Company, the Stated
                              Value of such Divisional Company less the aggregate Net Equity Investments of all Member
                              Groups in such Divisional Company.

Security Agreement:           any of the security agreements dated as of the
                              date hereof between the Financing LLC, as secured party, and any of the Liberty Member, Liberty
                              Sports Member, Inc. and Liberty fX, Inc., as grantors of the security interests granted therein.

TCI:                          Tele-Communications, Inc., a Delaware corporation.

Third Party Offer:            a bona fide written offer from a prospective
                              purchaser that is not an Affiliate of the Offeror to purchase all or part of an Upper Tier Interest for consideration consisting of cash or Marketable
                              Securities or a combination of cash and Marketable
                              Securities.

Transfer:                     with respect to any property, a sale, exchange,
                              transfer, assignment, grant of a security interest in or other disposition of all or any part of such property (whether voluntary, involuntary or by operation of law).

Transferee:                   a Person to whom a Transfer is made in compliance
                              with this Agreement.

Transferor:                   a Person who makes a Transfer in compliance with
                              this Agreement.

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Trigger Date:                 the later of (a) any date on which any of the
                              following occurs: (i) any Transfer or attempted Transfer of any material asset of the Financing LLC, including the Liberty Note or the Interest in the Company held by the Financing LLC, (ii) any consensual incurrence of any material liability or obligation by the Financing LLC (other than indebtedness constituting the Liberty Debt and liabilities, if any, arising in respect of the ownership by the Financing LLC of its Interest in the Company), (iii) any action taken by the Financing LLC in violation of the permitted scope of business of the Financing LLC set forth in the Financing Operating Agreement, or (iv) the Liberty Member causes the Financing LLC to take any action pursuant to Section 6.2 of the Financing Operating Agreement, and (b) the date which is 30 days following the date described in (a) above if the action described is curable or reversible within 30 days following its occurrence but has not been cured or reversed within such 30-day period.

Upper Tier Interest:          an Interest in the Company or the Financing LLC.


ARTICLE II:  TRANSFERS RESTRICTED

2.1. TRANSFERS.  None of News America, Fox, LMC Newco, or Financing LLC will
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Transfer any Interest held by it, and each of News America, Fox and Liberty will cause each of its Controlled Affiliates that owns any Interest in a Sports Company or fX Company to exercise its voting rights and Control (if any) to cause such Sports Company or fX Company not to Transfer any Interest or permit a Transfer of any Interest, provided that a party and its Controlled Affiliates may:

     (a) Transfer all (but not less than all) of an Upper Tier Interest to an Affiliate of the Transferor at any time, provided that the Transferee remains an Affiliate of the Transferor immediately after the Transfer;

     (b) Transfer all (but not less than all) of an Interest in a Sports Company or fX Company to the extent provided in the operating agreement or partnership agreement governing such Sports Company or fX Company;

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     (c)  pledge or grant a security interest in all or part of an Upper Tier
Interest (including the right to receive Distributions) to secure loans to the assignor or its Affiliates or to secure loans to the Company or a Business Company;

     (d) after October 30, 2000, Transfer all (but not less than all) of an Upper Tier Interest after complying with the right of first refusal provisions set forth in Section 2.2; or

     (e)  Transfer its Interests pursuant to Section 2.3, Section 2.4, or
Section 2.5, if such Section is then applicable.

     Nothing in this Section 2.1 will be deemed (i) to permit any Transfer of all or any portion of an Interest in foreclosure or in lieu of foreclosure of any pledge or security interest, or the admission of a secured party or pledgee as a member of the Company, the Financing LLC, any Sports Company, or any fX Company or (ii) to prohibit any Transfer of stock or of partnership or ownership interests other than the Interests. Notwithstanding the foregoing, upon an Event of Default (as defined in the Security Agreements), the Financing LLC will be entitled to seek any remedy available to it under the Security Agreements, including, if applicable, foreclosure of its security interest in one or more Interests, and, upon such foreclosure, the Financing LLC will be admitted as a member or partner of the limited liability company or partnership, as the case may be, in which it holds the Interest foreclosed upon.

     Any Transfer of an Interest other than as specifically permitted by this
Section 2.1 will be void and of no effect. The restrictions on, and obligations with respect to, Transfers of Interests set forth in this Agreement will be deemed to be in addition to, and not in lieu of, any other restrictions or obligations set forth in the Company Operating Agreement and any other agreement by which the parties and their Affiliates are bound.

2.2. RIGHT OF FIRST REFUSAL.
     ----------------------

     (a) At any time after October 30, 2000, any member of either Member Group may Transfer all (but not less than all) of any Upper Tier Interest (an "Offered Interest") if (and only if) such Transfer is pursuant to a Third Party Offer, subject to the provisions of this Section. If any member of either Member Group receives and wishes to accept a Third Party Offer for the Offered Interest, such Person (the "Offeror") must first offer the other Member Group (an "Offeree") the opportunity to purchase the Offered Interest for the same consideration and on the other terms and conditions as those contained in the Third Party Offer. The offer will be made by a written notice (an "Offer Notice") to the Offeree stating (i) the Offeror's bona fide intention to Transfer the Offered Interest pursuant to the Third Party Offer and (ii) the Offeror's agreement to provide such information as may reasonably be requested by the Offeree to evaluate the terms of the prospective Transfer. The Offer Notice will be accompanied by a copy of the Third Party Offer which specifically identifies the Person making the Third Party Offer and each Person that, to the knowledge of the Offeror, directly or indirectly Controls such Person. If the Offeree wishes to

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purchase the Offered Interest, it will respond to the Offer Notice in writing
(the "Exercise Notice") within 30 days after its receipt of the Offer Notice (the "Election Period"). To the extent the consideration proposed to be paid in the Third Party Offer consists of Marketable Securities, the Offeree may elect, by so stating in its Exercise Notice, to pay cash equal to the Current Market Price of such securities in lieu of such securities. If the Offeree does not specify an election to pay cash in its Exercise Notice, then the Offeree will be required to deliver Marketable Securities at the closing to the extent the Offer Notice specified Marketable Securities as consideration to be paid pursuant to the Third Party Offer. If no Exercise Notice is given within the Election Period, the Offeree will be deemed to have elected not to purchase the Offered Interest.

     (b) If the Offeree does not elect to purchase all of the Offered Interest, the Offeror will be free for a period of 90 days after the end of the Election Period to sell all (but not less than all) of the Offered Interest to the Person that made the Third Party Offer for the consideration and upon the terms and conditions set forth in the Third Party Offer. If the Offered Interest is not so sold during such 90-day period, the Offeror's right to Transfer such Offered Interest will again be subject to the provisions of this Section 2.2.

     (c) Unless the Offeree and Offeror otherwise agree, the closing of any purchase by the Offeree pursuant to this Section 2.2 will be held at the principal office of the Company at 11:00 a.m. (local time) on the date that is 20 days after the end of the Election Period, or if later, five Business Days after the parties have obtained all required consents from governmental authorities and other third parties (each a "material consent"), the failure of which to obtain reasonably could be expected to result in (i) material liability to either Member Group if the purchase were to take place or (ii) either Member Group being deprived of all or a material part of the benefits incident to the Interests to be purchased. If a purchase pursuant to this Section 2.2 requires filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the requirement for obtaining a consent for purposes of this Section will be deemed satisfied if the applicable waiting period under that Act has expired or has been terminated without the receipt of a notice of objection or the commencement or threat of litigation by a government entity to restrain the consummation of the purchase of the Interests to be purchased. If any material consent cannot be obtained within six months after the date of the Exercise Notice, the parties will use their reasonable best efforts to agree on a method by which the Offeror and the Offeree each can be afforded the economic equivalent of the desired transfer. If within 12 months after the Exercise Notice, all material consents have not been obtained and the Offeror and the Offeree have been unable to agree on such a method, the Offer Notice and the Exercise Notice will be deemed rescinded and the rights and obligations of the Offeror and the Offeree under this Section 2.2 will be as they were immediately before the Offer Notice. In the event the required consents are obtained, at the closing the Offeror will Transfer the Offered Interest, free and clear of all liens, claims and encumbrances, to the Offeree and will deliver such bills of sale, assignments and other agreements and instruments to the Offeree and will take all such other reasonable actions as the Offeree may request to vest the Offered Interest in the Offeree.

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     (d)  The provisions of this Section 2.2 will not apply to any Transfer of an  Interest permitted by Section 2.1(a), 2.1(b), or 2.1(c).

     (e) The procedures set forth in this Section 2.2 may not be initiated with respect to any Upper Tier Interest as to which a Call Exercise Notice pursuant to Section 2.3, a Buy-Sell Notice pursuant to Section 2.4, or a Change of Control Notice pursuant to Section 2.5 has been given.

2.3. CALL OPTION.
     -----------

     (a) The Liberty Member will provide the Fox Member prompt notice of the occurrence of any Trigger Date. Any time after the occurrence of a Trigger Date, the Fox Member will have the right, exercisable by written notice to such effect (the "Call Exercise Notice"), to require the Liberty Group to sell all of its Interests (the "Optioned Assets") to the Fox Group for a cash purchase price equal to 50 percent of the Liberty Group's aggregate net equity investment in the Company, the Business Companies, and the Financing LLC. For these purposes, the Liberty Group's aggregate net equity investment in the Company, the Business Companies, and the Financing LLC will equal the aggregate capital contributions made by the Liberty Group to the Company, the Business Companies, and the Financing LLC less aggregate distributions therefrom received by the Liberty Group as of the Trigger Date. The Liberty Debt will be cancelled at or prior to any closing contemplated pursuant to this Section 2.3, and the principal amount of the Liberty Debt and any accrued interest thereon which is canceled pursuant to this sentence will be treated as an additional capital contribution for purposes of calculating the Liberty Group's aggregate net equity investment in the Company, the Business Companies, and the Financing LLC.

     (b) The closing of any purchase pursuant to this Section will be held at the principal office of the Company at 11:00 a.m. (local time) on the date that is 10 Business Days after the date of the Call Exercise Notice, or if later, five Business Days after the parties obtain all required consents from governmental authorities or other third parties (each a "material consent"), the failure of which to obtain reasonably could be expected to result in (i) material liability to either Member Group if the purchase were to take place or
(ii) the Fox Member being deprived of all or a material part of the benefits incident to the Optioned Assets. If a purchase pursuant to this Section 2.3 requires filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the requirement for obtaining a consent for purposes of this Section will be deemed satisfied if the applicable waiting period under that Act has expired or has been terminated without the receipt of a notice of objection or the commencement or threat of litigation by a government entity to restrain the consummation of the purchase of the Optioned Assets. If any material consent cannot be obtained within six months after the date of the Call Exercise Notice, the parties will use their reasonable best efforts to agree on a method by which the Fox Member can be afforded the economic equivalent of the desired transfer. If within 12 months after the Call Exercise Notice all material consents have not been obtained and the parties have not agreed on such a method, at the election of the Fox Member, the Liberty Member will be liable to the Fox Member for an amount equal to the excess of the Fair Market Value of the Optioned Assets over the purchase price that would have

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been paid for the Optioned Assets pursuant to this Section 2.3 if such purchase had been completed. In the event the required consents are obtained, at the closing, the Fox Member will cause the purchase price to be wire transferred to the account designated by the Liberty Member, and the Liberty Group will transfer the Optioned Assets to the Fox Member, free and clear of all liens, claims and encumbrances (other than any securing financing obtained by the purchaser or the Company) and will deliver such bills of sale, assignments and other agreements and instruments to the Fox Member and will take all such other reasonable actions as the Fox Member may request.

2.4.  SHOTGUN BUY-SELL.
      ----------------

     (a) At any time after October 30, 2000, either Member Group (the "Initiating Group") will have the right to initiate the buy-sell procedure set forth in this Section 2.4 as to each of the Divisional Companies if a Deadlock has occurred and is continuing, by giving written notice to the other Member Group (a "Buy-Sell Notice") that it has elected to initiate the buy-sell procedure described in this Section. A Buy-Sell Notice as to each of the Divisional Companies may be given by either Member Group at any time after April 29, 2002, whether or not a Deadlock has occurred. The Buy-Sell Notice will include a statement by the Initiating Member of the amount that the Initiating Member believes to be the value of each Divisional Company (the "Stated Values").

     (b) Within 60 days after receipt by the Fox Group or the Liberty Group, as the case may be (a "Responding Group"), of a Buy-Sell Notice the Responding Group will give the Initiating Group written notice (an "Election Notice") of its election, as to each Divisional Company either (i) to purchase all of the outstanding Interests in the Divisional Company and the associated Divisional Assets in which event the Responding Group will be entitled to purchase the same in accordance with this Section 2.4, (ii) to sell to the Initiating Group all of the Interests of the Responding Member and its Affiliates in the Divisional Company and the associated Divisional Assets in which event the Initiating Group will be obligated to purchase the same in accordance with this Section 2.4 or
(iii) if the Total Divisional Interests of the Fox Group and the Liberty Group as to each Divisional Company are at least 49.9%, to split up the business of the Company pursuant to 2.4(c) (a "Split Up Election"). If the Responding Group fails to timely give notice to the Initiating Group of its election pursuant to this paragraph (b), the Responding Group will be deemed to have elected to sell all of its Interests in each of the Divisional Companies and the Divisional Assets to the Initiating Group.

     (c) If the Responding Group makes the Split-Up Election, the Initiating Group will within 30 days of its receipt of the Election Notice provide to the Responding Group a notice (the "Partition Notice") which in reasonable detail divides the Business Companies and their associated Divisional Assets into two groups, one of which will include all the assets and liabilities comprising or relating to the fX Business. The Initiating Group may add to either group of assets and liabilities additional assets consisting of cash or Marketable Securities to equalize the value of the two groups of assets and liabilities. Within 20 days after its receipt of the Partition Notice, the Responding Group will provide the Initiating Group notice, which will be irrevocable, of which of the two groups of assets and liabilities will be assigned to and assumed by the Responding Group at the closing as set forth

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in Section 2.4(e). If the Responding Group fails timely to provide such notice, the Initiating Group will choose which group of assets and liabilities will be assigned to and assumed by each Member Group.

     (d) If the Split-Up Election is not made, the purchase price payable at the closing of the transactions contemplated by this Section as to each Divisional Company will be determined and payable as follows:

          (i) If the Total Divisional Interest of both Member Groups is (A) greater than 25%, or (B) equal to 25% without taking into account the provisions of 3.11[f] of the operating agreement governing such Divisional Company that limit dilution of such Total Divisional Interest to 25%, the purchasing Member Group will pay to the selling Member Group the product of the selling Member Group's Total Divisional Interest in the Divisional Company and the Stated Value of the Divisional Company.

          (ii) If the Total Divisional Interest of either Member Group is 25% and would be less than 25% but for the provisions of 3.11[f] of the operating agreement governing such Divisional Company, the purchasing Member Group will pay to the selling Member Group the sum of (A) the selling Member Group's Net Equity Investment in the Divisional Company, and (B) the product of the selling Member Group's Total Divisional Interest in the Divisional Company and the Residual Value of the Divisional Company.

          (iii) The purchase price will be payable at closing by wire transfer of funds to an account of the selling Member Group designated by the selling Member Group. The purchasing Member Group will pay all stamp or transfer taxes incurred in connection with the sale of Interests pursuant to this Section.

     (e) Unless the purchasing Member Group has elected to purchase all of the Interests in both Divisional Companies (in which event such Member Group will acquire all the Interests of the selling Member Group in the Company, the Financing LLC, and each of the Business Companies), transfers of the Divisional Company Interests of the selling Member Group to the purchasing Member Group will take place on the closing date as follows:

          (i) The Company will distribute to the Members in accordance with
Article 5 of the Company Operating Agreement all of the Interests in the applicable Divisional Company held by the Company and all of the Divisional Assets held by the Company which are used exclusively in connection with the operations of, or are held exclusively for the benefit of, the applicable Divisional Company; and

          (ii) The Financing LLC will distribute to its members in accordance with Article 5 of the Financing Operating Agreement all of the Interests in the applicable Divisional Company held by the Financing LLC and all of the Divisional Assets held by the Financing LLC which are

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used exclusively in connection with the operations of, or are held exclusively for the benefit of, the applicable Divisional Company; and

          (iii) The selling Member Group will Transfer to the purchasing Member Group all of such Interests and Divisional Assets held by the selling Member Group, and the purchasing Member Group will assume the liabilities related thereto.

     (f) The closing of the transactions contemplated by this Section 2.4 will be held on a date specified by the purchasing Member Group (or, if applicable, the Person making the Split-Up Election), provided that such date will not be later than the latest of (i) 30 days after the date of an Election Notice if Interests are to be purchased for cash, (ii) 5 days after the first date following the date of an Election Notice that the Current Market Price of any securities to be issued pursuant to Section 2.4(h) can be determined, (iii) 30 days after a Partition Notice is given if a Split-Up Election is made, or (iv) the date that is five Business Days after the parties obtain all required consents from governmental authorities and other third parties (each a "material consent"), the failure of which to obtain reasonably could be expected to result in (A) material liability to either Member Group if the purchase were to take place or (B) either Member Group being deprived of all or a material part of the benefits incident to the Interests to be purchased. If a purchase pursuant to this Section 2.4 requires filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the requirement for obtaining a consent for purposes of this Section will be deemed satisfied if the applicable waiting period under that Act has expired or has been terminated without the receipt of a notice of objection or the commencement or threat of litigation by a government entity to restrain the consummation of the purchase of the Interests to be purchased. If any material consent cannot be obtained within six months after the date of the Election Notice, the parties will use their reasonable best efforts to agree on a method by which the Members can be afforded the economic equivalent of the desired transfer. If within 12 months after the Election Notice all material consents have not been obtained and the Members have not been able to agree on such a method, the Buy-Sell Notice and the Election Notice will be deemed rescinded and the rights and obligations of the Member Groups under this Section 2.4 will be as they were immediately before the Buy-Sell Notice. In the event the required consents are obtained, at the closing (if no Split-Up Election has been made) the selling Member Group will deliver and assign to the purchasing Member Group the Interests and the Divisional Assets, if any, to be transferred free and clear of all liens, claims or encumbrances (other than any encumbrances securing financing obtained by the purchasing Member Group, by the Divisional Company being Transferred, or in the case of a Transfer of the Company and the Business Companies as a whole, by the Company), and the selling Member Group will take any other actions in connection with the closing reasonably requested by the purchasing Member Group to give effect to the transactions contemplated by this Section. If a Split-Up Election has been made, at the closing the parties will assume the liabilities to be assumed by each of them and will cooperate to cause the Company and the Financing LLC to distribute in kind the assets to be distributed to each party and to cause the Company and the Financing LLC to be liquidated and dissolved in accordance with their respective constituent documents and applicable law. At such closing the parties will deliver instruments of assignment and assumption and take such other acts and deliver such other instruments as either party may reasonably request to effectively vest each Interest to be Transferred in the purchasing Member Group.

     (g) If the Company and the Financing LLC are to be liquidated and dissolved pursuant to a Split-Up Election, it will be a condition to the parties' obligations to effect such transaction that the liquidation and dissolution be effected as a tax-free asset distribution under applicable provisions of the Code. If a purchase of Interests is to be effected pursuant to this Section 2.4, at the selling Member Group's request, the parties will negotiate in good faith to structure the transaction as a tax-free reorganization under Section 368 of the Code, provided that the selling Member Group will not be required to accept, in exchange for its Interests, securities which are not Marketable Securities. Securities issued in such transaction may be voting, nonvoting or convertible into voting securities at the election of the issuer. The aggregate Fair Market Value of securities issued in any such transaction will be equal to the cash purchase price which would have been paid in such transaction had the selling Member Group not elected to effect a reorganization pursuant to Section 368 of the Code. The Fair Market Value of securities issued in such a transaction will be deemed to be their Current Market Price as of a date that is five days prior to the closing of such transaction (or the next following Business Day if such date is not a Business Day). Unless otherwise stipulated by the selling Member Group at least three Business Days prior to closing, the purchasing Member Group will pay any required transfer tax or fee or stamp duty payable upon the issuance or transfer of such securities.

     (h) Prior to the closing of any transaction contemplated by this Section
2.4 whereby (i) there is a Split-Up Election or (ii) the Fox Member is the purchaser, the Liberty Member will cause the obligor of the Liberty Note to pay all outstanding principal and interest to the Financing LLC pursuant to the Liberty Note. Immediately thereafter, the Liberty Member and the Fox Member will cause the Financing LLC to apply the proceeds it receives from the obligor of the Liberty Note to the payment of principal and interest to the holder of the Liberty Debt. At the election of the Liberty Member, the Liberty Member instead may cause the outstanding principal of the Liberty Note and any accrued interest thereon to be offset against the outstanding principal and interest of the Liberty Debt in full satisfaction of both the Liberty Debt and the Liberty Note.

2.5. CHANGE OF CONTROL.
     -----------------

     (a) The Liberty Member will give the Fox Member prompt written notice if a Change of Control occurs or is proposed to occur pursuant to one or more binding agreements with respect to the Liberty Member and the Fox Member or the News America Member, as the case may be, will give the Liberty Member prompt written notice if a Change of Control occurs or is proposed to occur pursuant to one or more binding agreements with respect to the Fox Member or the News America Member (a "Change of Control Notice"). A party entitled to receive a Change of Control Notice (a "CC Rights Holder") will have the right but not the obligation, exercisable by written notice (an "Acceptance Notice") given within 90 days after the receipt of a Change of Control Notice, to require the Member experiencing the Change of Control to sell all Interests held by its Member Group to the CC Rights Holder or its designee for a cash purchase price equal to the Fair Market Value thereof (determined as provided in subsection (b) of this Section 2.5), subject, in the case of a Change of Control Notice given before a Change of Control has occurred, to occurrence of the Change of Control.

     (b) The Fair Market Value of each Interest required to be determined pursuant to the preceding paragraph will be equal to the Fair Market Value of the Person in which such Interest is owned as of the last day of the fiscal quarter immediately preceding the fiscal quarter in which the Change of Control occurs, multiplied by the percentage (expressed as a decimal) that such Interest represents of all outstanding Interests in such Person. If the parties cannot agree on a Fair Market Value of any Interest subject to sale within 15 days after the giving of an Acceptance Notice, the Fair Market Value of such Interest will be determined by appraisal pursuant to Article 15 of the Company Operating Agreement.

     (c) The closing of any purchase pursuant to this Section 2.5 will be held at the principal office of the Company at 11:00 a.m. (local time) on the date that is 10 Business Days after final determination of the purchase price or, if later, five Business Days after the parties obtain all consents and waivers from governmental authorities and other third parties (each a "material consent") the failure to obtain which would be likely to result in (A) material liability to either Member Group if the purchase were to take place or (B) the purchasing Member Group being deprived of all or a material part of the benefits incident to the Interests to be purchased. If a purchase pursuant to this Section 2.5 requires filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the requirement for obtaining a consent for purposes of this Section will be deemed satisfied if the applicable waiting period under that Act has expired or has been terminated without the receipt of a notice of objection or the commencement or threat of litigation by a government entity to restrain the consummation of the purchase. If any material consent cannot be obtained within six months after the final determination of the purchase price, the parties will use their reasonable best efforts to agree on a method by which each party can be afforded the economic equivalent of the desired transfer. The parties will use their reasonable best efforts to cause the conditions set forth above to any purchase pursuant to this Section 2.5 to be satisfied as promptly as practicable after an Acceptance Notice is given. At the closing, the purchasing Member Group will cause the purchase price to be wire transferred to the account designated by the selling Member Group, and the selling Member Group will transfer the Interests, free and clear of all liens, claims and encumbrances (other than any encumbrances securing financing obtained by the purchasing Member Group or the Company) and will deliver such bills of sale, assignments and other agreements and instruments and will take all such other reasonable actions as the purchasing Member Group may request.

2.6. SATISFACTION OF CONDITIONS TO SALE AND PURCHASE.  The parties will use
     -----------------------------------------------
their reasonable best efforts to cause to be satisfied, as promptly as possible, any conditions to a sale and purchase contemplated by Section 2.2, Section 2.3,
Section 2.4, or Section 2.5, including any requirement for obtaining consents of governmental entities or other Persons.

2.7. STATUS OF PERMITTED TRANSFEREE.  Any Permitted Transferee will be admitted
     ------------------------------
as a member of the Company or the Financing LLC, as the case may be, as of the date of the Transfer of an Upper Tier Interest to the Permitted Transferee or such later date on which the Permitted Transferee agrees in writing to be bound by the terms of this Agreement and the Company Operating Agreement or the Financing Operating Agreement, as the case may be, and assumes all obligations of the Transferor and its Affiliates with respect to the Company or the Financing LLC from and after the date of the Transfer.


ARTICLE III:  MISCELLANEOUS

3.1. SECTION 708 TERMINATION.  If any transaction contemplated by Article II of
     ------------------------
this Agreement (other than a Transfer pursuant to Section 2.3, 2.4, or 2.5) would violate or conflict with any provision of the Company Operating Agreement, the Financing Operating Agreement or an operating agreement or partnership agreement governing a Sports Company or fX Company that prohibits or restricts Transfers that would cause a deemed dissolution of the Company, the Financing LLC, a Sports Company or fX Company pursuant to Section 708 of the Code, such transaction will be permitted to occur immediately only to the extent it will not cause such a deemed dissolution, and the remainder of the Interest that otherwise would be Transferred will be Transferred as soon as practicable after such prohibition or restriction is no longer applicable.

3.2. CONTINUING RIGHTS.  The purchaser of all Interests held by a Member Group
     ------------------
in the Company or any Business Company as applicable, in a transaction pursuant to Section 2.2, 2.3, 2.4, or 2.5 and either party in a transaction effected pursuant to a Split-Up Election may elect to extend for a period not more than two years after the closing of such transaction any agreements between the Company or any such Business Company and any member of the News Group (if the purchase or election is made by a member of the Liberty Group) or between the Company or any such Business Company and any member of the LMC Group (if the purchase or election is made by a member of the News Group) if such agreement otherwise would terminate within two years after the closing of such transaction. Notwithstanding the foregoing, (i) any right to use the name "Fox" will terminate not later than the first anniversary of such closing and (ii) the exclusivity agreement set forth in Section 2.1(a) of the Parents Agreement that is binding upon the seller will terminate (A) immediately upon the closing of a sale by such party pursuant to Section 2.4 or (B) on the second anniversary of the closing in any such transaction effected pursuant to Section 2.2. Except as otherwise agreed by the parties, any extension of any such agreement will be on terms in effect prior to such extension.

3.3. APPRAISALS.  Whenever an appraisal is required to be made hereunder, such
     -----------
appraisal will be conducted in accordance with the procedures set forth in
Article 15 of the Company Operating Agreement.

3.4. SPECIAL ALLOCATIONS OF PROFITS AND LOSSES.  Profits and Losses attributable
     -----------------------------------------
to an Interest will be allocated to each Person in accordance with the respective operating agreements or partnership agreements of the Company, the Business Companies and the Financing LLC unless such allocations would result in any Member Group having a disproportionate percentage of total Profits or Losses, as determined by aggregating the Member Group's shares of Profits and Losses from the Company, the Business Companies and the Financing LLC and comparing that amount to the Member Group's shares of Profits and Losses determined as if the Company, the Business Companies and the Financing LLC were each a division of a single entity of which each of the Member Groups owned the aggregate of its Total Divisional Interests for all Divisional Companies. The aggregate allocations of Profits and Losses to the Member Groups from the Company, the Business Companies and the Financing LLC is hereinafter referred to as the "Aggregate Allocation," and the allocation of Profits and Losses to the Member Groups determined as if the Company, the Business Companies and the Financing LLC were each a division of a single entity is hereinafter referred to as the "Required Allocation." If the Aggregate Allocation for any Fiscal Year differs from the Required Allocation for such Fiscal Year, notwithstanding the allocation provisions of the operating agreements and partnership agreements, the Profits and/or Losses of each of the Company, the Business Companies and the Financing LLC for the Fiscal Year will be allocated in a fair and equitable manner so that the Aggregate Allocation for the Fiscal Year, equals the Required Allocation for such Fiscal Year. Notwithstanding the foregoing, this Section 3.4 will apply only for so long as the Total Divisional Interest of each the Fox Member and the Liberty Member in each Divisional Company is at least 49.9%.

3.5. CONVERSION TO NON-VOTING INTEREST.  If a Member's Interest in a Divisional
     ---------------------------------
Company converts to a non-voting Interest pursuant to 3.11[f] of the Divisional Company's operating agreement, [a] all other Interests of that Member and of its Affiliates in Business Companies in which that Divisional Company owns an Interest also will convert to non-voting Interests, subject only to the right to vote with respect to any amendment of any constituent or governing documents of each entity in which such Interest is held, a dissolution or liquidation of an entity in which such Interest is held, or as may be required by law; and [b] the Company's interest in such Divisional Company also will convert to a non-voting Interest, subject only to the right to vote with respect to any amendment of any constituent or governing documents of such Divisional Company, a dissolution or liquidation of such Divisional Company, or as may be required by law. If a Member's voting rights with respect to a Divisional Company are restricted pursuant to 3.11[e] of the Divisional Company's operating agreement, [a] the voting rights of such Member and its Affiliates with respect to all Interests owned by them in Business Companies in which that Divisional Company owns Interests will be restricted to the same extent; and [b] the voting rights of the Company in such Divisional Company will be restricted to the same extent. Notwithstanding the foregoing, if [a] an Interest in Sports LLC held by either Member or an Affiliate of either Member is converted pursuant to 3.11[f] of the Divisional Company's operating agreement and [b] such Member or an Affiliate of such Member is a general partner in a Business Company formed as a limited partnership, then the general partner Interest held by such Member or Affiliate of such Member in such limited partnership will be so converted only at the election of, and upon Notice to such Member or Affiliate from, any limited partner.

3.6. NOTICES.  All notices, requests, demands and other communications called
     -------
for or contemplated hereunder will be in writing and will be deemed to have been duly given if delivered in person or by United States certified or registered mail, prepaid, addressed to the parties, their permitted successors in interest or assignees, or sent by courier or telecopier:

          To Liberty or any member of the Liberty Group at :

          Liberty Media Corporation
          8101 E. Prentice Avenue, Suite 500
          Englewood, CO   80111
          Attention: President
          Telecopy: (303) 721-5415

          with copies to:

          Tele-Communications, Inc.
          5619 DTC Parkway
          Englewood, CO 80111
          Attention:  Legal Department
          Telecopy: (303) 488-3245

          and

          Sherman & Howard L.L.C.
          3000 First Interstate Tower North
          633 Seventeenth Street
          Denver, Colorado 80202
          Attention:  Charles Y. Tanabe, Esq.
          Telecopy:  (303) 298-0940

          To Fox or any member of the Fox Group at:

          Fox Regional Sports Holdings, Inc.
          1300 North Market Street
          Suite 404
          Wilmington, Delaware 19801
          Telecopy: (302) 888-0336

          With copies to:

          The News Corporation Limited
          1211 Avenue of the Americas
          New York, New York 10036
          Attention:  Arthur M. Siskind, Esq.
                  Senior Executive Vice President
                  and Group General Counsel
          Telecopy: (212) 768-2029

          Fox Television
          10201 West Pico Boulevard
          Los Angeles, California 90035
          Attention:  Jay Itzkowitz, Esq.
                  Senior Vice President
                  Legal Affairs
          Telecopy: (310) 369-2572

          and

          Squadron, Ellenoff, Plesent & Sheinfeld, LLP
          551 Fifth Avenue
          New York, New York 10176
          Attention: Harvey Horowitz, Esq.
          Telecopy:  (212) 697-6686

Any party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section. All notices will be deemed to have been received on the date of delivery if personally delivered or sent by courier or telecopy, or on the third business day after the mailing thereof if sent by mail.

3.7.   MODIFICATION; WAIVER.  This Agreement may be modified or terminated by
       --------------------
mutual agreement only by a writing signed by all the parties, and no provision or condition herein may be waived other than by a writing signed by the party waiving such provision or condition.

3.8.   HEADINGS.  Article and Section headings in this Agreement are for the
       --------
sole purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Agreement or any part hereof, and such headings will not be considered in interpreting or construing this Agreement.

3.9.   ASSIGNMENT.  No party will assign any of its rights under this Agreement
       ----------
or delegate its duties hereunder except to a Permitted Transferee unless it obtains the prior written consent of the other party, which consent may be withheld at such party's absolute discretion. Notwithstanding the preceding sentence, any party may assign its rights under this Agreement to any Affiliate of such party without the consent of any other party.

3.10.   COUNTERPARTS.  This Agreement may be executed in any number of
        ------------
counterparts, each of which may be deemed to be an original, and all of which taken together will constitute one instrument.

3.11.  CONFLICTS WITH OTHER AGREEMENTS.  To the extent that any provision of
       -------------------------------
this Agreement is inconsistent with any provision of the Formation Agreement, the Company Operating Agreement, the Financing Operating Agreement or any operating or partnership agreement of a Business Company, this Agreement will prevail to the extent of any such inconsistencies.

3.12.   OTHER.  This Agreement constitutes the entire agreement of the parties
        -----
regarding the subject matter hereof, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are hereby merged into this Agreement. This Agreement will be binding upon and inure to the benefit of the parties and, subject to the limitations set forth in
Section 3.9, their respective successors and assigns. The provisions of this Agreement are for the exclusive benefit of the parties and their permitted successors and assigns, and no other Person is intended to be a third party beneficiary or to have any rights by virtue of this Agreement.

3.13.   GOVERNING LAW.  This Agreement will be governed by the laws of the State
        -------------
of New York, without regard to any conflicts of laws rules. Any action to enforce any provision of this Agreement may be brought only in a court in the state of New York or in the United States District Court for the Southern District of New York. Each party [i] agrees to submit to the general jurisdiction of such courts and to accept service of process at its address for notices pursuant to this Agreement in any such action or proceeding and [ii] irrevocably waives any objection it may have to the laying of venue of such action or proceeding brought in any such court and any claim that such action or proceeding brought in any such court has been brought in an inconvenient forum.

3.14.     ELECTION OF PARTNERSHIP STATUS UNDER PROPOSED REGULATIONS.  The
          ---------------------------------------------------------
parties to this Agreement intend that the Company, Financing LLC and each Business Company be treated as a partnership for U.S. federal, state and local income tax purposes, and each such party will, and will cause its Affiliates to, act, file tax returns and otherwise take positions consistent with such intention. After the effective date, if ever, of final treasury regulations under Section 7701 of the Code permitting an entity to elect to be treated as a partnership for federal income tax purposes (61 F.R. 21989 (May 13, 1996)), the Tax Matters Partner of each of the Company, Financing LLC and each Business Company will, and, if necessary, the parties to this Agreement and their respective Affiliates will take such action as is necessary to, elect in compliance with such regulations that such entity be treated for federal income tax purposes as a partnership, and execute and deliver such documents and take such other actions as may be reasonably necessary or desirable in connection with such election.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LIBERTY MEDIA CORPORATION                NEWS AMERICA HOLDINGS
                                         INCORPORATED


By:  /s/ Peter R. Barton                 By:  /s/ Jay Itzkowitz
   -------------------------------------    ------------------------------------
Its: President & Chief Executive Officer Its: Senior Vice President
   -------------------------------------    ------------------------------------

FOX REGIONAL SPORTS HOLDINGS,            LMC NEWCO U.S., INC.
INC.


By:   /s/ Jay Itzkowitz                  By: /s/ Peter R. Barton
   -------------------------------------    ------------------------------------
Its:  Senior Vice President              Its:President & Chief Executive Officer
   -------------------------------------    ------------------------------------

LIBERTY/FOX SPORTS FINANCING
LLC

By:  LMC NEWCO U.S., INC., a member


     By:  /s/ Peter R. Barton
        -------------------------------------
     Its: President & Chief Executive Officer
        -------------------------------------


By:  NEWS AMERICA HOLDINGS
     INCORPORATED, a member


     By:  /s/ Jay Itzkowitz
        -------------------------------------
     Its: Senior Vice President
        -------------------------------------